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                                                                      EXHIBIT 24

                                 AAF-McQuay Inc.
                                POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS that each of the undersigned Directors of AAF-McQuay Inc. hereby constitutes and appoints Joseph B. Hunter and Michael
J. Christopher and either of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in any of said agents and attorneys-in-fact, to sign for the undersigned in their respective names as Directors of AAF-McQuay Inc., the Annual Report on Form 10-K, and any and all further amendments to said Report, hereby ratifying and confirming all acts taken by any such agent and attorney-in-fact, as herein authorized.

Dated:
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
/s/ Joseph B. Hunter              .         /s/ Gerald L. Boehrs           .
-----------------------------------         --------------------------------
Joseph B. Hunter                            Gerald L. Boehrs



/s/ Michael J. Christopher     .            /s/ Liu Wan Min                .
--------------------------------            --------------------------------
Michael J. Christopher                      Liu Wan Min



/s/ Quek Leng Chan              .           /s/ Ho Nyuk Choy              .
---------------------------------           -------------------------------
Quek Leng Chan                              Ho Nyuk Choy



/s/ Roger Tan Kim Hock      .
-----------------------------
Roger Tan Kim Hock

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